Exhibit (23)


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55399) pertaining to the Aeroquip-Vickers Savings and Profit Sharing Plan of Aeroquip-Vickers, Inc. of our report dated June 5, 1998 with respect to the financial statements and schedules of the Aeroquip-Vickers Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.







                                        /S/ ERNST & YOUNG LLP




Toledo, Ohio
June 26, 1998























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